Exhibit 32.1
CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Transition Report on Form 20-F of Asia Entertainment & Resources Ltd., formerly CS China Acquisition Corp. (the “Company”), for the period ending December 31, 2009 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I Leong Siak Hung, Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 18, 2010	/s/ Leong Siak Hung
Name: Leong Siak Hung
Title: Chief Executive Officer
(Principal Executive Officer)